EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-25938, 33-25939, 33-46233 and 33-46234 on Form S-8 and Registration No. 333-111347 on Form S-3 of our report dated June 24, 2005, appearing in this Annual Report on Form 10-KSB of Clinical Data, Inc. for the year ended March 31, 2005.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 24, 2005